Exhibit B
                                                        ---------
                  [Form of Rights Certificate]



Certificate No. R-                             Rights

                                         ------

         NOT EXERCISABLE AFTER NOVEMBER 7, 2005 OR EARLIER IF NOTICE OF REDEMPTION IS GIVEN. THE RIGHTS ARE SUBJECT TO REDEMPTION, AT THE OPTION OF THE COMPANY, AT $.05 PER RIGHT ON THE TERMS SET FORTH IN THE RIGHTS AGREEMENT. [THE RIGHTS REPRESENTED BY THIS CERTIFICATE WERE ISSUED TO A PERSON WHO WAS AN ACQUIRING PERSON OR AN ASSOCIATE OR AFFILIATE OF AN ACQUIRING PERSON. THIS RIGHT CERTIFICATE AND THE RIGHTS REPRESENTED HEREBY MAY BECOME VOID TO THE EXTENT PROVIDED IN AND UNDER THE CIRCUMSTANCES SPECIFIED IN SECTION 7(e) OF THE RIGHTS AGREEMENT.]*


                       Rights Certificate

                        Dover Corporation

          This certifies that                , or registered

assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement dated as of November 5, 1987 and amended as of November 15, 1996

(the "Rights Agreement") between Dover Corporation, a Delaware corporation (the "Company"), and Harris Trust Company of New York

(the "Rights Agent"), to purchase from the Company at any time after the Distribution Date (as such term is defined in the

Rights Agreement) and prior to 5:00 P.M. (New York City time) on

------------------------

* The portion of the legend in brackets shall be inserted only if applicable.
November 15, 2006 at the principal office of the Rights Agent in

New York, New York, one four-thousandth of a fully paid,

nonassessable share of Series A Junior Participating Preferred

Stock (the "Preferred Stock") of the Company, at a purchase price of $200 per one four-thousandth of a share (the "Purchase

Price"), upon presentation and surrender of this Rights

Certificate with the appropriate Form of Election to Purchase duly executed.  The number of Rights evidenced by this Rights

Certificate (and the number of shares which may be purchased upon exercise thereof) set forth above, and the Purchase Price set forth above, are the number and Purchase Price as of November 15,

1996, based on the Preferred Stock as constituted at such date.

          As provided in the Rights Agreement, the Purchase Price

and the number of shares of Preferred Stock or other securities which may be purchased upon the exercise of the Rights evidenced by this Rights Certificate are subject to modification and

adjustment upon the happening of certain events.

          This Rights Certificate is subject to all of the terms,

provisions and conditions of the Rights Agreement, which terms,

provisions and conditions are hereby incorporated herein by

reference and made a part hereof and to which Rights Agreement reference is hereby made for a full description of the rights,

limitations of rights, obligations, duties and immunities

hereunder of the Rights Agent, the Company and the holders of the

Rights Certificates.  Copies of the Rights Agreement are on file at the principal office of the Company and are also available upon written request to the Company.

          This Rights Certificate, with or without other Rights

Certificates, upon surrender at the principal office of the

Rights Agent, may be exercised for another Rights Certificate or

Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of

shares of Preferred Stock as the Rights evidenced by the Rights

Certificate or Rights Certificates surrendered shall have

entitled such holder to purchase.  If this Rights Certificate shall be exercised (other than pursuant to Section 11(a)(ii) of the Rights Agreement) in part, the holder shall be entitled to receive upon surrender hereof another Rights Certificate or

Rights Certificates for the number of whole Rights not exercised.

If this Rights Certificate shall be exercised in whole or in part pursuant to Section 11(a)(ii) of the Rights Agreement, the holder shall be entitled to receive this Rights Certificate duly marked to indicate that such exercise has occurred as set forth in the

Rights Agreement.

          Subject to the provisions of the Rights Agreement, the

Rights evidenced by this Certificate may be redeemed by the

Company at its option at a redemption price of $.05 per Right.

Subject to the provisions of the Rights Agreement, the Company,

at its option, may elect to mail payment of the redemption price to the registered holder of the Right at the time of redemption,

in which event this certificate may become void without any

further action by the Company.

         No fractional shares of Preferred Stock will be issued

upon the exercise of any Right or Rights evidenced hereby (other than fractions which are integral multiples of one one-thousandth of a share of Preferred Stock, which may, at the election of the

Company, be evidenced by depositary receipts), but in lieu

thereof a cash payment will be made, as provided in the Rights

Agreement.

          No holder of this Rights Certificate, as such, shall be

entitled to vote or receive dividends or be deemed for any

purpose the holder of shares of Preferred Stock or of any other securities of the Company which may at any time be issuable on the exercise hereof, nor shall anything contained in the Rights

Agreement or herein be construed to confer upon the holder

hereof, as such, any of the rights of a shareholder of the

Company or any right to vote for the election of directors or upon any matter submitted to shareholders at any meeting thereof,

or to give or withhold consent to any corporate action, or, to receive notice of meetings or other actions affecting

shareholders (except as provided in the Rights Agreement), or to receive dividends or subscription rights, or otherwise, until the

Right or Rights evidenced by this Rights Certificate shall have been exercised as provided in the Rights Agreement.

         This Rights Certificate shall not be valid or obligatory

for any purpose until it shall have been countersigned by the

Rights Agent.

          WITNESS the facsimile signature of the proper officers

of the Company and its corporate seal.  Dated as of

_______________.



ATTEST:                            DOVER CORPORATION



                                   By
--------------------------------       --------------------------
Name:                                  Name:
Title:                                 Title:


Countersigned:



---------------------------------
Authorized Signature

          [Form of Reverse Side of Rights Certificate]


                       FORM OF ASSIGNMENT
                       ------------------

 (To be executed by the registered holder if such holder desires to transfer the Rights Certificate.)


FOR VALUE RECEIVED
                   -------------------------------------

hereby sell, assigns and transfers unto
                                        -------------------------
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           (Please print name and address of transferee)

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this Rights Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _____________________ Attorney, to transfer the within

Rights Certificate on the books of the within-named Company, with full power of substitution.



Dated: __________________ 19__


                                   ------------------------------
                                   Signature
Signature Guaranteed:




                           Certificate

                           -----------
          The undersigned hereby certifies by checking the

 appropriate boxes that:

         (1)   the Rights evidenced by this Rights Certificate

[  ] are [  ] are not being sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an

Affiliate or Associate of any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

         (2) after due inquiry and to the best knowledge of the

undersigned, it [  ] did [  ] did not acquire the Rights

evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or

Associate of an Acquiring Person.

Dated: __________________ 19__


                                   ------------------------------
                                   Signature



                             NOTICE
                             ------
          The signature to the foregoing Assignment must

 correspond to the name as written upon the face of this Rights

 Certificate in every particular, without alteration or

 enlargement or any change whatsoever.




                  FORM OF ELECTION TO PURCHASE
                  ----------------------------

        (To be executed if holder desires to exercise the Rights Certificate pursuant to Section 11(a)(ii)
                    of the Rights Agreement.)

To DOVER CORPORATION:

          The undersigned hereby irrevocably elects to exercise

__________________ Rights represented by this Rights Certificate to purchase the shares of Common Stock (or such other securities of the Company) issuable upon the exercise of the Rights and requests that certificates for such shares be issued in the name of:


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   (Please insert social security or other identifying number)

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                 (Please print name and address)

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         The Rights Certificate indicating the balance, if any,

of such Rights which may still be exercised pursuant to Section

11(a)(ii) of the Rights Agreement shall be returned to the

undersigned unless such person requests that the Rights

Certificate be registered in the name of and delivered to:


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Please insert social security or other identifying number
(complete only if Rights Certificate is to be registered in a name other than the undersigned)

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                 (Please print name and address)

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Dated: __________________ 19__
                                   ------------------------------
                                   Signature
Signature Guaranteed:


                           Certificate
                           -----------
         The undersigned hereby certifies by checking the

appropriate boxes that:

        (1)    the Rights evidenced by this Rights Certificate

[  ] are [  ] are not being exercised by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of

any such Acquiring Person (as such terms are defined pursuant to the Rights Agreement);

         (2)   this Rights Certificate [  ] is [  ]is not being

sold, assigned and transferred by or on behalf of a Person who is or was an Acquiring Person or an Affiliate or Associate of any

such Acquiring Person (as such terms are defined pursuant to the

Rights Agreement);

         (3)   after due inquiry and to the best knowledge of the

undersigned, it [  ] did [  ] did not acquire the Rights

evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or

Associate of an Acquiring Person.


Dated: __________________ 19__      -----------------------------
                                   Signature


                             NOTICE
                             ------

         The signature to the foregoing Election to Purchase must correspond to the name as written upon the face of this Rights
Certificate in every particular, without alteration or enlargement or any change whatsoever.

                  FORM OF ELECTION TO PURCHASE
                  ----------------------------

    (To be executed if holder desires to exercise the Rights
   Certificate other than pursuant to Section 11(a)(ii) of the
                       Rights Agreement.)

To DOVER CORPORATION:

          The undersigned hereby irrevocably elects to exercise

___________ Rights represented by this Rights Certificate to purchase the shares of Preferred Stock (or such other securities of the Company or any other Person) issuable upon the exercise of the Rights and requests that certificates for such shares be issued in the name of:


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   (Please insert social security or other identifying number)

-----------------------------------------------------------------
                 (Please print name and address)

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         The Rights Certificate indicating the balance, if any,

of such Rights which may still be exercised pursuant to Section

11(a)(ii) of the Rights Agreement shall be returned to the

undersigned unless such person requests that the Rights

Certificate be registered in the name of and delivered to:


-----------------------------------------------------------------
Please insert social security or other identifying number
(complete only if Rights Certificate is to be registered in a name other than the undersigned)

-----------------------------------------------------------------
                  (Please print name and address)

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Dated: __________________ 19__
                                    -----------------------------
                                   Signature
Signature Guaranteed:


                           Certificate
                           -----------
          The undersigned hereby certifies by checking the

appropriate boxes that:

          (1)  the Rights evidenced by this Rights Certificate

[  ]are [  ] are not being sold, assigned and

transferred by or on behalf of a Person who is or was an

Acquiring Person or an Affiliate or Associate of any such

Acquiring Person (as such terms are defined pursuant to the

Rights Agreement);

          (2) after due inquiry and to the best knowledge of the

undersigned, it [  ] did [  ] did not acquire the Rights

evidenced by this Rights Certificate from any Person who is, was or subsequently became an Acquiring Person or an Affiliate or

Associate of an Acquiring Person.


Dated: __________________ 19__      -----------------------------
                                   Signature


                             NOTICE
                             ------

          The signature to the foregoing Election to Purchase must correspond to the name as written upon the face of this Rights Certificate in every particular, without alteration or enlargement or any change whatsoever.